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                                                                    Exhibit 2.11

                              AMENDMENT NUMBER ONE

                                       TO

           ASSET SALE AND PURCHASE AGREEMENT ( DATED JANUARY 12, 2001)



                                     BETWEEN
                           IPAYMENT TECHNOLOGIES, INC.
                      A CALIFORNIA CORPORATION ("COMPANY")

                                       AND

                        ELECTRONIC CHECK PROCESSING, INC.
                        A CALIFORNIA CORPORATION ("ECP")

                                       AND

                              MICHAEL N. MCCORMICK,
              AN INDIVIDUAL AND A SHAREHOLDER OF ECP ("MCCORMICK")



                              DATED: MARCH 2, 2001
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                              AMENDMENT NUMBER ONE
                                       TO
                        ASSET SALE AND PURCHASE AGREEMENT

      THIS AMENDMENT NUMBER ONE TO ASSET SALE AND PURCHASE AGREEMENT (this "Amendment Agreement") is made and entered into effective as of this 2nd the day of March, 2001 by and among iPayment Technologies, Inc. (f/k/a/ "creditcards.com"), a California corporation (the "Company"), ELECTRONIC CHECK PROCESSING, INC. a California corporation ("ECP"), and Michael N. McCormick, an individual and a shareholder of ECP ("McCormick"), with reference to the following facts:

      A.Company, ECP and McCormick are parties to a written Asset Sale and Purchase Agreement dated as of January 12, 2001 (the "Asset Purchase Agreement") whereby the parties have agreed to consummate the transactions set forth in the Asset Purchase Agreement, including without limitation thereto the sale and assignment by ECP to Company of ECP's right, title and interest in the Acquired Assets (as defined in the Asset Purchase Agreement), and payments and credits arising therefrom, on the terms set forth in the Asset Purchase Agreement and whereby the parties have modified and amended certain terms of the Note and the Loan Agreement (as those terms are defined in the Asset Purchase Agreement) and whereby Company will pay McCormick the full principal and interest outstanding under the Note. The Asset Purchase Agreement is incorporated herein by reference.

      B.The parties now wish to amend the Asset Purchase Agreement in certain respects as hereinafter set forth.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

1.    Definitions:

      1.1 Definitions Incorporated. The capitalized terms used in this Amendment Agreement shall have the same meanings ascribed to them as contained in and defined by the Asset Purchase Agreement.



2.    Amendments to Existing Sections of the Asset Purchase Agreement.
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      2.1 Amendment to Section 1.1(a). Subsection (ii) of Section 1.1(a) of the
Asset Purchase Agreement which read as follows: "(ii) ECP's security interest in all Merchant Reserve Accounts (as such term is used in the Humboldt Agreement) and other similar reserve funds;" is hereby amended and changed to read as follows: "(ii) ECP's security interest in all Merchant Reserve Accounts (as such term is used in the Humboldt Agreement) which ECP security interest is understood to be a right of subrogation to Humboldt's security interest in all Merchant Reserve Accounts, and is expressly subordinate to Humboldt's security interest in all Merchant Reserve Accounts and other similar reserve funds;".

3.    Closing and Total Payment Amount.

      3.1 Closing Matters. The parties acknowledge and agree that notwithstanding any terms to the contrary in the Asset Purchase Agreement, the Closing shall now take place at the offices of Stradling, Yucca, Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport, CA. 92660, at 2:00 P.M. on March 6, 2001, (the "New Scheduled Closing Date"). The parties further acknowledge and agree that that notwithstanding any terms to the contrary in the Asset Purchase Agreement, that the Total Payment Amount is reduced to $1,575,000, and at the Closing, the Total Payment Amount of $1,575,000 will be allocated and applied as set forth in SECTIONS 2.3 AND 2.4 of the Asset Purchase Agreement.

4.    Humboldt Assignment and Consent Agreement.

      4.1. Acknowledgment and Agreement Relating To Humboldt Assignment and Consent Agreement. ECP hereby acknowledges that pursuant to the existing provisions of Section 7.1 (f) of the Asset Purchase Agreement, and the Humboldt Assignment and Consent Agreement referenced therein, that it was contemplated that Humboldt Bank would agree to look to ECP for its remedies in connection with any obligation of ECP under the ECP Humboldt Agreement related to the Merchant Accounts arising or relating to transactions prior to the Closing Date and to look to Company for its remedies in connection with any obligation of Company under its current agreement with the Company related to the Merchant Accounts arising or relating to transactions after the Closing Date, consistent with the indemnification provisions contained in SECTION 6 of the Asset Purchase Agreement. ECP hereby acknowledges that pursuant to the form of the Consent to Assignment and Amendment to CREDITCARDS.COM SERVICE AGREEMENT attached and marked AS EXHIBIT A hereto and made a part hereof, that Company and Humboldt will agree that Humboldt will look to Company, rather than ECP, for its remedies in connection with any obligation of ECP under the ECP Humboldt Agreement related to the Merchant Accounts arising or relating to transactions prior to and/or after the Closing Date. ECP and McCormick, and each of them, hereby acknowledge and agree that that the attached form of the Consent to Assignment and Amendment to CREDITCARDS.COM SERVICE AGREEMENT ( Exhibit A) in no way modifies or otherwise changes any of the rights of
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Company to indemnification from ECP and/or McCormick related thereto pursuant to
SECTION 6, and/or otherwise releases or modifies the obligations of ECP and/or McCormick, pursuant to SECTION 6 and that conditioned on the Company and Humboldt executing the Consent to Assignment and Amendment to CREDITCARDS.COM SERVICE AGREEMENT in the form attached hereto as Exhibit A, Company shall be entitled to the full benefit of the indemnification rights provided pursuant to
SECTION 6 of the Asset Purchase Agreement.

5.    General Provisions.

      5.1 Counterparts. This Amendment Agreement may be executed in one or more counterparts, including via fax, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

      5.2 Headings; References. The headings contained in this Amendment Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment Agreement. References herein to Sections, Schedules and Exhibits refer to the referenced Section, Schedule or Exhibit hereof unless otherwise specified.

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      5.3 Severability. Any provision of this Amendment Agreement which is invalid, illegal or unenforceable in any jurisdiction shall as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Amendment Agreement invalid, illegal, or unenforceable in any other jurisdiction.

      5.4. Effect of Amendment. Except as expressly modified and changed by this Amendment Agreement, the Asset Purchase Agreement shall remain in full force and effect as originally executed.


      IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment Agreement to be effective as of the date first above written.

/s/ Michael N. McCormick_________
Michael N. McCormick, individually


ELECTRONIC CHECK PROCESSING, INC.


By: _/s/ Michael N. McCormick____
Name:  Michael N. McCormick
Title:  Chief Executive Officer


iPayment Technologies, Inc. ("Company")

By__/s/ Richard Schubert _______
Name:  Richard Schubert______
Title:   _Sr. V.P. & General Counsel